Exhibit 5.1

DECHERT LLP

2929 Arch Street

Philadelphia, PA 19104

April 20, 2012

Edgen Group Inc.
18444 Highland Road
Baton Rouge, LA 70809

Re:	REGISTRATION STATEMENT ON FORM S-1
REGISTRATION NO. 333-178790

Ladies and Gentlemen:

We have acted as counsel to Edgen Group Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 17,250,000 shares of its Class A common stock, par value $0.0001 per share (the “Common Stock”), all of which will be sold by the Company (the “Securities”), which includes 2,250,000 shares subject to an over-allotment option granted by the Company to the underwriters. The term “Securities” shall include any additional Securities registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement.

This opinion is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that is a part of the Registration Statement, other than as expressly stated herein with respect to the Securities.

As your counsel, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, and the legal capacity of natural persons who are signatories to the documents examined by us. Based on the foregoing, we advise you that, in our opinion:

(i)	when the Company duly files its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, a form of which has been filed as an exhibit to the Registration Statement, when the price at which the Securities are to be sold has been approved by or on behalf of the Board of Directors of the Company, when the Registration Statement has been declared effective by the Commission and when the Securities have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the prospectus that is a part of the Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

We are members of the Bar of the Commonwealth of Pennsylvania and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.